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                          LORD ABBETT SECURITIES TRUST

                                  AMENDMENT TO
                              DECLARATION OF TRUST

     The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), organized pursuant to a declaration of trust dated February 26, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, a new class of shares for the Series of the Trust named the Lord Abbett All Value Fund, to be designated the Class Y shares of such Series. Any variations between the new class and such other classes of the Series as to purchase price, determination of net asset value, the price, terms, and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such class shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

     This instrument shall constitute an amendment to the Declaration.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 17th day of January, 2002.



/s/ ROBERT S DOW                                 /s/ WILLIAM H. T. BUSH
----------------                                 ----------------------
Robert S. Dow                                   William H.T. Bush



/s/ ROBERT B. CALHOUN                           /s/ C. ALAN MACDONALD
---------------------                           ---------------------
Robert B. Calhoun                               C. Alan MacDonald



/s/ E. THAYER BIGELOW                            /s/ THOMAS J. NEFF
--------------------                            ------------------
E. Thayer Bigelow                               Thomas J. Neff


/s/ STEWART S/ DIXON                            /s/ FRANKLIN W. HOBBS
--------------------                            ---------------------
Stewart S. Dixon                                Franklin W. Hobbs




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                          LORD ABBETT SECURITIES TRUST

                      AMENDMENT OF THE DECLARATION OF TRUST


     The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust (the "Trustees"), a Delaware business trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated February 26, 1993 (the "Declaration"), do hereby amend the Declaration by deleting Section
5.2 in its entirety and replacing it with the following:

     Section 5.2. SERIES DESIGNATION. Subject to the designation of additional Series pursuant to Section 5.3, the Shares shall constitute six Series: the "Alpha Series," consisting of Class A, Class B, Class C, and Class P shares; the "Lord Abbett All Value Fund," consisting of Class A, Class B, Class C, Class P, and Class Y shares; the "International Series," consisting of Class A, Class B, Class C, Class P, and Class Y shares; the "World Bond-Debenture Series," consisting of Class A, Class B, Class C, and Class P shares; the "Lord Abbett Micro-Cap Value Fund," consisting of Class A and Class Y shares; and the "Lord Abbett Micro-Cap Growth Fund," consisting of Class A and Class Y shares.

     This instrument shall constitute an amendment to the Declaration and shall be effective upon execution by a majority of the Trustees. This instrument may be executed in several parts. The undersigned has executed this instrument this 26th day of February, 2002.


/s/ ROBERT S. DOW                           /s/ WILLIAM H. T.BUSH
-----------------                           ---------------------
Robert S. Dow                               William H.T. Bush



/s/ ROBERT B. CALHOUN                       /s/ C. ALAN MACDONALD
---------------------                       ---------------------
Robert B. Calhoun                           C. Alan MacDonald



/s/ E. THAYER BIGELOW                       /s/ THOMAS J. NEFF
---------------------                       ------------------
E. Thayer Bigelow                           Thomas J. Neff



/s/ STEWART S. DIXON                        /s/ FRANKLIN W. HOBBS
--------------------                        ---------------------
Stewart S. Dixon                            Franklin W. Hobbs